As filed with the Securities and Exchange Commission on February 12, 2001

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                        OCCIDENTAL PETROLEUM CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                     DELAWARE                           95-4035997
          (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)


                            10889 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-8800
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           -------------------------

                            DONALD P. DE BRIER, ESQ.
        EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                             LOS ANGELES, CALIFORNIA
                                 (310) 208-8800
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 33-40054

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         (See Calculation of Registration Fee on following page)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                              Proposed             Proposed
                             Amount           Maximum               Maximum
  Title of Securities        to be         Offering Price          Aggregate              Amount of
    to be Registered       Registered       Per Share(1)       Offering Price(1)      Registration Fee
--------------------------------------------------------------------------------------------------------
  Common Stock, $.20
 par value (including
   Preferred Stock         2,000,000           $23.72             $47,440,000             $11,860
   Purchase Rights)
========================================================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the amount of the registration fee based on the average of the high and low price for the Common Stock on February 9, 2001.

                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-8800


   DR. RAY R. IRANI
 CHAIRMAN OF THE BOARD
          AND
CHIEF EXECUTIVE OFFICER


                           DIVIDEND REINVESTMENT PLAN


Dear Occidental Stockholder:

     I am pleased to send you this prospectus describing Occidental's Dividend Reinvestment Plan. This plan enables our stockholders to purchase additional shares of Occidental's common stock.

     To participate, you must meet the following requirements:

     o Own of record or have in your plan account at least 25 shares of Occidental's common stock or 25 shares of Occidental's preferred stock.

     o Have the dividends on at least 25 of such shares invested pursuant to the plan at all times.

     If you meet these requirements and elect to participate in the plan, you will enjoy the following advantages:

     o You may purchase common stock at current market prices by reinvesting your common or preferred stock cash dividends without paying any brokerage commissions or service charges.

     o You may also invest in additional shares of common stock at current market prices by making optional cash deposits without paying any brokerage commissions or service fees. Optional cash deposits must be at least $50 per deposit and cannot total more than $1,000 per calendar month.

     To enroll in the plan, simply complete and mail the enclosed authorization card in the envelope provided.

     If you do not participate in the plan, you will continue to receive checks for your dividends as they are declared and paid.

                                        Sincerely,

                                        /s/  R R IRANI

                                   PROSPECTUS
                                   [OXY LOGO]
                        OCCIDENTAL PETROLEUM CORPORATION
                           DIVIDEND REINVESTMENT PLAN

     The Dividend Reinvestment Plan of Occidental Petroleum Corporation provides eligible holders of its common stock and eligible holders of any series of preferred stock outstanding with a convenient and economical method of purchasing shares of Occidental's common stock without paying brokerage commissions or service charges. To participate in the plan, you must own of record or have in your plan account at least 25 shares of common stock or 25 shares of preferred stock and have the dividends on at least 25 of such shares invested under the plan at all times.

     As a participant in the plan, you may, without paying any brokerage commissions or service charges,

     o have cash dividends on 25 or more of their shares of common stock or preferred stock automatically reinvested in additional shares of common stock, and

     o invest additional cash deposits of not less than $50 per deposit, up to $1,000 per calendar month, for the purchase of shares of common stock for their plan accounts.

     If you do not elect to participate in the plan, you will continue to receive cash dividends, by check as usual.

     Mellon Bank is the administrator for the plan (the "Plan Administrator"). Mellon Bank has designated Mellon Investor Services LLC, and other agents to perform certain services for the plan.

     This prospectus relates to 2,000,000 authorized and unissued shares of common stock reserved for issuance under the plan. Please keep this prospectus for future reference, as it contains the terms and conditions governing the plan.



    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
  PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


                The date of this prospectus is February 12, 2001.

                                TABLE OF CONTENTS

                                                                   PAGE
               Where You Can Find More Information..................2
               Occidental...........................................3
               Description of the Plan..............................3
               Use of Proceeds.....................................10
               Experts.............................................10
               Legal Opinion.......................................10
               Indemnification of Directors and Officers...........11


                       WHERE YOU CAN FIND MORE INFORMATION

     Occidental files reports, proxy statements, and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements, and other information concerning Occidental can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Occidental. Occidental's common stock is listed and traded on the New York Stock Exchange ("NYSE"), under the ticker symbol "OXY". These reports, proxy statements, and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement filed with the SEC by Occidental. The full registration statement can be obtained from the SEC as indicated above or from Occidental.

     The SEC allows Occidental to "incorporate by reference" the information it files with the SEC. This permits Occidental to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. Occidental incorporates by reference the following documents which have been filed with the SEC:

     o    Annual Report on Form 10-K for the year ended December 31, 1999;

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

     o    Current Reports on Form 8-K, dated January 25, 2000 (filed January 26,
          2000), March 1, 2000 (filed March 2, 2000), March 7, 2000 (filed March 15, 2000), March 7, 2000 (filed May 12, 2000) April 19, 2000 (filed
          April 20, 2000), June 16, 2000 (filed June 19, 2000), June 28, 2000
          (filed July 13, 2000), July 19, 2000 (filed July 20, 2000), October 18, 2000 (filed October 18, 2000), November 16, 2000 (filed November 16, 2000), and January 24, 2001 (filed January 24, 2001).

     Occidental also incorporates by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (the "Exchange Act") until Occidental or the trusts sell all of the debt securities and preferred securities.

     Occidental will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus. Requests should be directed to Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024, Attn: Christel Pauli, Counsel and Assistant Secretary; telephone: (310) 208-8800.

                                   OCCIDENTAL

     Occidental explores for, develops, produces, and markets crude oil and natural gas; and manufactures and markets a variety of chlorovinyls, including basic chemicals, polymers, plastics, and specialty chemicals. Occidental conducts its operations principally through two subsidiaries: Occidental Oil and Gas Corporation and Occidental Chemical Corporation and its 29.5% interest in the Equistar Chemicals, LP petrochemicals partnership and its 76% interest in Oxy Vinyls, LP polyvinyl chloride and vinyl chloride monomer partnership. Occidental's executive offices are located at 10889 Wilshire Boulevard, Los Angeles, California 90024; telephone number: (310) 208-8800.

                             DESCRIPTION OF THE PLAN

     The following is a statement, in question-and-answer form, of the provisions of the plan.

PURPOSE

     1. WHAT IS THE PURPOSE OF THE PLAN?

     The primary purpose of the plan is to provide holders of record of shares of common stock and preferred stock with a convenient method of purchasing shares of common stock without paying any brokerage commissions or service charges.

ADVANTAGES

     2. WHAT ARE THE ADVANTAGES OF THE PLAN?

     Participation in the plan allows you to

     o invest all or part of your cash dividends on 25 or more shares of common stock or preferred stock in shares of common stock without paying any brokerage commissions or service charges

     o purchase additional common stock with optional cash deposits, within specified limits (as described in Question 8), without paying any brokerage commissions or service charges

     o obtain full investment use of funds, because fractional shares, as well as whole shares, will be credited to your account

     o avoid cumbersome safekeeping and record-keeping costs because the Plan Administrator provides safekeeping services for the shares purchased under the plan as well as reporting services that confirm purchases made under the plan

PARTICIPATION

     3. WHO IS ELIGIBLE TO PARTICIPATE?

     You are eligible to participate in the plan if (i) you own of record or have in your plan account 25 or more shares of common stock or 25 or more shares of preferred stock and (ii) you elect to have the dividends on 25 or more of such shares invested under the plan (the "minimum reinvestment requirement"). You are not required, however, to participate in the plan with all classes of Occidental's stock listed in your name. For example, you may reinvest your common stock dividends, but you do not also need to reinvest your dividends on any series of preferred stock.

     If your shares are registered in a name other than your own (for example, in the name of a broker or a nominee) and you want to participate, you must make the appropriate arrangements with your broker or nominee for you to become a stockholder of record by having at least 25 of your shares transferred to your own name.

     You may not enroll in the plan by purchasing your initial 25 shares of common stock through the plan. If at any time you do not meet the minimum reinvestment requirement, your plan account will be terminated without prior notice. In such event, the shares in your account will be sold, and a check for the net proceeds (the proceeds less the $15.00 plan termination fee and any brokerage commission or other sales costs) will be sent to you by the Plan Administrator.

     4. HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

     If you are an eligible stockholder, you may enroll in the plan by signing the attached authorization card and returning it to the Plan Administrator. All joint owners must sign. A return envelope is enclosed with this prospectus for this purpose. Additional cards and copies of this prospectus may be obtained at any time by contacting the Plan Administrator at the address set forth in Question 20.

     5. WHEN MAY YOU JOIN THE PLAN?

     If you are an eligible stockholder, you may join the plan at any time.

     If the Plan Administrator receives your authorization card on or before the record date for a particular dividend, then your reinvestment will begin with that dividend.

     If your authorization card is received after the record date established for a particular dividend, your reinvestment of dividends will not begin until the dividend payment date following the next record date. (See Questions 7, 8, 11 and 12 for information concerning the investment of optional cash deposits.)

     Dividend payment dates for common stock normally are on the 15th day of January, April, July and October. Dividend payment dates for preferred stock normally are on the first day of January, April, July and October. Record dates for both common stock and preferred stock dividends normally occur in the second week of the month preceding the dividend payment dates.

     6. WHAT DOES THE AUTHORIZATION CARD PROVIDE?

     The authorization card allows you to indicate the extent to which you wish to participate in the plan. By checking the appropriate box on the authorization card, you may choose to reinvest dividends paid on 25 or more shares of common stock or preferred stock registered in your name in shares of common stock.

     If you elect to reinvest dividends on only a part of your record shares, you should indicate the number of shares (25 or more) to be included in the plan in the blank on the authorization card. UNLESS YOU

INDICATE A SPECIFIC NUMBER ON THE AUTHORIZATION CARDS, DIVIDENDS ON ALL SHARES OF COMMON STOCK OR PREFERRED STOCK REGISTERED IN YOUR NAME WILL BE REINVESTED.

     Dividends on all shares purchased for your account under the plan and held by the Plan Administrator will be paid to the Plan Administrator and automatically reinvested in additional shares of common stock.

     You may change the extent of your participation in the plan at any time after enrollment by notifying the Plan Administrator in writing at the address set forth in Question 20, provided that you have the dividends on at least 25 shares of common stock or preferred stock invested under the plan at all times. (See Question 3 for information about the minimum reinvestment requirement.) If the notification is received before the record date established for a particular dividend, the change in the extent of your participation will be effected with that dividend. If the notification is received on or after the record date established for a particular dividend, the change in the extent of your participation will be effected with the dividend following the next record date.

     7. HOW ARE OPTIONAL CASH DEPOSITS MADE?

     You are not required to make optional cash deposits. However, you may make optional cash deposits ONLY if you have elected to reinvest the dividends paid on at least 25 shares of common stock or preferred stock registered in your name.

     You may make an initial optional cash deposit by mailing a check with an executed authorization card in the enclosed envelope to the Plan Administrator. After an authorization card has been received by the Plan Administrator, optional cash deposits may be made by mailing a check, accompanied by the tear-off portion of your account statement, to the Plan Administrator. All checks should be made payable to Mellon Bank and mailed to the address set forth in Question 20.

     8. WHAT ARE THE LIMITATIONS ON THE AMOUNT OF OPTIONAL CASH DEPOSITS?

     The deposit minimum is $50 per deposit. Optional deposits may not total more than $1,000 per calendar month. You do not need to send the same amount of money each time. There is no obligation to make an optional cash deposit.

PURCHASES UNDER THE PLAN

     9. HOW AND WHEN IS COMMON STOCK ACQUIRED UNDER THE PLAN?

     The shares to be acquired under the plan are expected to be purchased by the Plan Administrator directly from Occidental. However, if Occidental is not making newly issued shares available for purchase under the plan, the Plan Administrator will purchase shares of common stock for the plan in the open market. The Plan Administrator will acquire shares of common stock on or about the relevant investment date. In any month in which a common stock dividend is paid, the investment date is the common stock dividend payment date. In any other month, the investment date is the 15th day of such month. If, however, the investment date falls on a date when the New York Stock Exchange is closed, the first day on which the New York Stock Exchange is open immediately preceding such date will be the investment date.

     In the event that the number of shares of common stock purchased for your account is not an even number of shares, your account will be credited with the full number of shares and a fraction of a share computed to four decimal places.

     10. AT WHAT PRICE WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

     The price of shares of common stock purchased directly from Occidental under the plan with reinvested dividends or optional cash deposits will be the closing price of the common stock as published in The Wall Street Journal report of the New York Stock Exchange Composite Transactions as of the investment date. The price of common stock shares purchased in the open market with reinvested dividends or with optional cash deposits will be the average price of the common stock purchased for the plan by the Plan Administrator with respect to the applicable investment date, exclusive of taxes and commissions.

     11. WHEN ARE OPTIONAL CASH DEPOSITS INVESTED?

     Cash deposits received from you will be invested once each month on the investment date in order to minimize accumulation of uninvested funds. NO INTEREST WILL BE PAID BY OCCIDENTAL OR THE PLAN ADMINISTRATOR ON OPTIONAL CASH DEPOSITS HELD BY THE PLAN ADMINISTRATOR PRIOR TO THE INVESTMENT DATE REFERRED TO IN QUESTION 9. Therefore, if you have elected to participate in the plan by having the dividends on all or part of your shares reinvested and you wish to make optional cash payments as well, you are encouraged to mail your checks for optional cash deposits so they reach Mellon Investor Services as close to but not later than two business days before each investment date. All such payments received by Mellon Investor Services on or after that date will be held for investment in the following month.

     12. UNDER WHAT CIRCUMSTANCES WILL OPTIONAL CASH DEPOSITS BE REFUNDED OR RETURNED?

     You may obtain a refund of an optional cash deposit, provided that the Plan Administrator receives written notice at least two business days prior to the investment date. As long as the check for the optional cash deposit has cleared, the Plan Administrator promptly will refund your deposit.

     In addition, if you send in a cash deposit and you are not participating in the plan or eligible to participate in the plan, your check will be returned to you.

COSTS

     13. WHO PAYS THE EXPENSES IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     Occidental pays the expenses for purchases under the plan. You will not pay brokerage commissions or service charges for purchases made under the plan. Occidental will pay for all administrative costs of the plan. However, the following fees apply:

     o $5.00 if you request a withdrawal of full-share certificates from your plan account

     o $15.00 plus any applicable brokerage commissions or other costs if you request the Plan Administrator to sell any of your shares

     o $3.00 for any deposit of your directly held shares to your plan account

     The fee for selling any of the shares in your plan account plus any applicable brokerage commissions or other costs will be deducted from the proceeds from the sale of your shares. All other fees are payable by check to Mellon Bank at the time you make any of the above requests/delivery of certificates.

YOUR ACCOUNTS AND REPORTS

     14. WHAT KINDS OF ACCOUNTS ARE MAINTAINED UNDER THE PLAN, AND WHAT REPORTS WILL BE FURNISHED?

     The Plan Administrator will maintain a separate account for you. All shares purchased for you under the plan will be credited to your account. The Plan Administrator will mail to you a statement confirming any purchase of shares soon after the purchase is made. In addition, you will receive copies of all Occidental reports to stockholders, proxy statements, and dividend income information for tax purposes.

CERTIFICATES FOR SHARES

     15. WILL CERTIFICATES BE ISSUED FOR COMMON STOCK PURCHASED UNDER THE PLAN?

     Certificates for shares of common stock purchased under the plan will be issued to you only upon your written request and your payment of the $5.00 fee referred to in Question 13. If you do not make a written request, your shares will be held in the name of the Plan Administrator or its nominee. The number of shares purchased for your account under the plan will be shown on your statement of account. This feature protects against loss, theft or destruction of stock certificates.

     16. MAY YOU DEPOSIT CERTIFICATES FOR SHARES OF COMMON STOCK IN YOUR ACCOUNT BY TRANSFERRING STOCK CERTIFICATES THAT YOU POSSESS?

     Yes. If you hold certificates for common stock, you may send the certificates to the Plan Administrator at the address set forth in Question 20 and have them registered in the name of the Plan Administrator, who will add them to your plan account and hold them for you in safekeeping. There is a charge of $3.00 per deposit, regardless of the number of shares you deposit. A check for this amount, payable to Mellon Bank, together with your stock certificates, should be delivered to the Plan Administrator. THE METHOD OF DELIVERY OF YOUR STOCK CERTIFICATE(S) AND CHECK IS AT YOUR ELECTION AND AT YOUR RISK. If mailed, it is suggested that such items be mailed by registered mail, with return receipt requested, properly insured.

     17. MAY YOU WITHDRAW CERTIFICATES FOR SHARES FROM THE PLAN?

     Yes. If you make a written request, certificates for any number of whole shares credited to or deposited in your account under the plan will be issued to you. There is a fee of $5.00 for each withdrawal, payable by check to Mellon Bank, at the time you make your request. Dividends on those shares, as well as dividends on any full or fractional shares remaining in your account, will continue to be reinvested unless you notify the Plan Administrator in writing to the contrary. Certificates for fractions of shares will not be issued. If you withdraw all of your shares from your plan account, dividends on those shares will continue to be reinvested unless you notify the Plan Administrator that you have decided to terminate your participation in the plan. (See Question 18 for instructions on terminating participation in the plan.) REMEMBER, IF YOU DO NOT AT ALL TIMES HAVE THE DIVIDENDS ON 25 OR MORE SHARES OF COMMON STOCK OR PREFERRED STOCK REINVESTED UNDER THE PLAN, YOUR PLAN ACCOUNT WILL BE TERMINATED. (SEE QUESTION 3 REGARDING PLAN ELIGIBILITY AND QUESTION 19 FOR INFORMATION ABOUT INVOLUNTARY TERMINATION.)

TERMINATION OF DIVIDEND REINVESTMENT

     18. HOW DO YOU VOLUNTARILY TERMINATE THE REINVESTMENT OF DIVIDENDS UNDER THE PLAN?

     You may terminate your participation in the plan at any time by sending a written notice of termination to the Plan Administrator at the address set forth in Question 20 together, if applicable, with a check payable to Mellon Bank for the fee described below. If the termination notice is received by the Plan Administrator less than 15 days before a dividend record date, the termination will not be effective until after the payment of the related dividend, and the cash dividend, along with any optional cash deposit received less than 15 days before that dividend record date, will be reinvested in shares under the plan. If you terminate your participation in the plan, or upon termination of the plan by Occidental, certificates for whole shares credited to your account under the plan will be issued to you and a cash payment made for any fraction of a share unless you request that some or all whole shares be sold.

     If you terminate your participation in the plan, there is a fee of $5.00 if you request certificates for your whole shares, payable by check to Mellon Bank, at the time you make your request. If you request that all or part of your whole shares be sold, $15.00 plus any applicable brokerage commissions or other costs will be deducted from the proceeds from the sale of your shares. Please note that if you request that only part of your shares be sold, you must pay the $5.00 fee for the issuance of a certificate for the remaining whole shares in addition to the $15.00 charge and other costs for selling a part of your shares.

     19. CAN YOUR PLAN ACCOUNT BE TERMINATED FOR ANY OTHER REASON?

     Yes. Your plan account will be terminated by the Plan Administrator without notice if you fail to meet the minimum reinvestment requirement as described in Question 3. In the event your account is terminated for failure to meet the minimum reinvestment requirement, the shares in your plan account will be sold by the Plan Administrator and you will receive a check for the net proceeds (the proceeds from the sale of your shares less the $15.00 termination fee and any brokerage commissions or transfer tax).

ADMINISTRATION

     20. WHO ADMINISTERS THE PLAN?

     The Plan Administrator administers the plan by acquiring shares of common stock, keeping records, sending statements of account, and performing other duties relating to the plan. All correspondence regarding the plan should be directed to

          Mellon Investor Services LLC
          Dividend Reinvestment
          P.O. Box 3336
          South Hackensack, New Jersey 07606-1936
          or
          Telephone 1-800-622-9231

          or

          email www.mellon-investor.com

OTHER INFORMATION

     21. MAY YOU REQUEST THAT THE PLAN ADMINISTRATOR SELL SHARES OF COMMON STOCK HELD IN YOUR PLAN ACCOUNT?

     Yes. While continuing to participate in the plan or upon termination of your participation in the plan, you may request that the Plan Administrator sell some or all of the full shares in your plan account by writing to the Plan Administrator at the address set forth in Question 20 or by calling the toll free 800 number set forth in Question 20. All such sales by the Plan Administrator will be made in the open market and may be netted in whole or in part against purchases, as determined by the Plan Administrator.

     Full and fractional shares sold on behalf of terminating participants may be combined with those of other terminating participants, in which case the proceeds for each participant will be based on the average sales prices of all such shares.

     If you choose to sell shares, the Plan Administrator will deduct from the proceeds of the sale of your shares a charge of $15.00, plus brokerage commissions and any transfer tax, which will reduce the gain or increase the loss reported by you for tax purposes.

     22. WHAT HAPPENS TO YOUR PLAN ACCOUNT IF ALL SHARES OF COMMON STOCK OR PREFERRED STOCK IN YOUR OWN NAME ARE TRANSFERRED OR SOLD?

     If you dispose of all shares of common stock and preferred stock registered in your own name, the Plan Administrator will continue to reinvest the dividends on the shares held in your plan account if the shares in your account are sufficient to satisfy the minimum reinvestment requirement described in Question 3 until you notify the Plan Administrator that you wish to terminate participation in the plan. (See Question 18 for instructions on terminating participation in the plan.) If you do not have enough shares in your plan account to meet the minimum reinvestment requirement, your plan account will be terminated without notice by the Plan Administrator. (See Question 19 for information about involuntary termination.)

     23. WHAT HAPPENS IF OCCIDENTAL ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT OR HAS A RIGHTS OFFERING?

     Any shares of common stock distributed by Occidental as a stock dividend or a stock split on shares of the common stock in your plan account as of the record date for such a stock dividend or stock split will be credited to your plan account. Stock dividends or split shares distributed on shares held in your own name will be mailed directly to you.

     In the event that Occidental makes available to its stockholders salable rights to purchase additional shares of common stock or other securities, such rights accruing to shares registered in your name will be sent to you, but rights accruing to shares held by the Plan Administrator for participants will be sold and the proceeds invested in additional shares of common stock prior to or with the next regular cash dividend. If you wish to exercise purchase rights as to shares held by the Plan Administrator, you must request that a stock certificate for such shares be sent to you by the Plan Administrator prior to the record date of the rights offering. (See Question 17 for information concerning withdrawal of certificates.)

     24. HOW WILL YOUR SHARES BE VOTED AT MEETINGS OF STOCKHOLDERS?

     For each meeting of stockholders, you will receive a proxy card that will enable you to vote shares registered in your name as well as the shares credited to your account.

     25. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     Generally, any cash dividend reinvested under the plan will be taxable as ordinary income (to the extent of Occidental's current or accumulated earnings and profits) as though the dividend had been received in cash. In this respect, as a participant in the plan, you are treated the same as stockholders who do not participate.

     Your pro rata share of brokerage commissions, if any, paid by Occidental for purchases for your account made in the open market must be reported by Occidental as taxable income to you. Such brokerage commissions will become a part of the cost of the shares purchased. The service charges paid by Occidental to the Plan Administrator also may be considered income to you. The service charges, however, may be deductible as a miscellaneous itemized deduction.

     A taxable gain or loss generally will be realized by you when your shares (whether purchased with reinvested dividends or with optional cash deposits) are sold for your account by the Plan Administrator.

     In the case of those participating stockholders, including foreign stockholders, who elect to have their dividends reinvested pursuant to the plan and whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of dividends to determine the amount of dividends to be reinvested.

     Account statements should be retained to help determine the tax basis of shares acquired under the plan for computing gain or loss. For additional information or other possible tax consequences, you are advised to consult your tax adviser.

     26. WHAT ARE THE LIABILITIES OF THE PLAN ADMINISTRATOR UNDER THE PLAN?

     The Plan Administrator will not be liable under the plan for any act done in good faith or for any good faith omission to act, including, without limitation, any such act or omission that occurs prior to the termination of participation in the plan regarding the prices at which shares are purchased or shares or other securities are sold for your account as well as the times such purchases or sales are made. NEITHER OCCIDENTAL NOR THE PLAN ADMINISTRATOR CAN ASSURE YOU OF PROFITS OR PROTECT YOU AGAINST LOSSES ON SHARES PURCHASED AND/OR HELD UNDER THE PLAN.

     STOCKHOLDERS ARE CAUTIONED THAT THIS PROSPECTUS DOES NOT REPRESENT A CHANGE IN OCCIDENTAL'S DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, THE DECLARATION OF WHICH BY OCCIDENTAL'S BOARD OF DIRECTORS WILL CONTINUE TO DEPEND UPON CURRENT AND PROJECTED EARNINGS, THE FINANCIAL CONDITION OF OCCIDENTAL AND OTHER FACTORS.

     27. CAN OCCIDENTAL AMEND, SUSPEND OR TERMINATE THE PLAN?

     Occidental may, upon written notice to all participants, amend, suspend or terminate the plan at any time.

     28. WHAT LAW GOVERNS THE PLAN?

     The terms and conditions of the plan and its operation are governed by the laws of the State of New York.

                                 USE OF PROCEEDS

     Occidental will use the net proceeds from any shares sold pursuant to the plan for general corporate purposes. Occidental has no basis for estimating either the number of shares that will ultimately be purchased from Occidental, if any, under the plan or the prices at which such shares will be sold.

                                     EXPERTS

     The consolidated financial statements and financial statement schedule of Occidental and its consolidated subsidiaries included in Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which are incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, which is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                  LEGAL OPINION

     The legality of the shares of common stock offered under the plan was passed upon for Occidental by Linda S. Peterson, Esq., Assistant General Counsel of Occidental. Ms. Peterson beneficially owns and has the right to acquire under employee stock options and under the Occidental Petroleum Corporation Savings Plan, an aggregate of less than 1% of the outstanding common stock of Occidental.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law ("DGCL") and Occidental's by-laws provide for the indemnification of directors and officers under certain conditions. In addition, the directors and officers of Occidental are insured under certain insurance policies, which protect them against claims arising from certain wrongful acts committed in their capacities as directors and/or officers for which they are not already indemnified by Occidental.

     After receiving the approval of Occidental's stockholders on May 21, 1987, Occidental's Restated Certificate of Incorporation was amended to implement the provisions of Section 102(b) (7) of the DGCL, which permits corporations to limit or to eliminate the personal liability of directors for certain breaches of their fiduciary duties. Occidental's directors therefore are not personally liable to Occidental or its stockholders for monetary damages resulting from any breach of fiduciary duty as a director, with the following exceptions:

     (1)  any breach of the duty of loyalty to Occidental or its stockholders;

     (2) acts or omissions not in good faith, or which involve intentional misconduct, or a knowing violation of law;

     (3) liability under Section 174 of the DGCL (involving certain unlawful dividends, stock repurchases or stock redemptions); or

     (4) any transactions from which the directors derived an improper personal benefit.

     Except for the exceptions listed above, a director is not liable for actions involving negligence or gross negligence, including actions in response to acquisition proposals.

     Occidental's stockholders also voted on May 21, 1987 to authorize Occidental to enter into indemnification agreements with its directors. Such agreements subsequently were entered into with each of Occidental's directors. These agreements provide, among other things, for the following:

     (1) indemnification to the fullest extent permitted by law against any costs, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement of any claim against a director unless it is determined, as provided in the indemnification agreement, that indemnification is not permitted under law;

     (2) the prompt advancement of expenses to any director in connection with his or her defense against any threatened or pending claim;

     (3) the creation of a trust in the event of a potential change of control to provide a source for payment of indemnification obligations of Occidental; and

     (4) a provision that limits legal action against a director by or on behalf of Occidental to a period of two years from the date of accrual of such a cause of action.

     Similar indemnification agreements may from time to time be entered into with officers of Occidental or certain other employees or agents of Occidental.

     The SEC has informed Occidental that the indemnification of directors, officers, or other persons controlling Occidental pursuant to the foregoing provisions against liabilities arising under the Securities Act of 1933 is against public policy as expressed in said Act, and is therefore unenforceable.

                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be borne by Occidental in connection with the offerings described in this Registration Statement.

        SEC filing fee......................................................        11,860.00
        Printing fees and expenses..........................................         3,815.00
        Accounting fees and expenses........................................         2,000.00
        Legal fees and expenses.............................................             0.00
        Blue sky fees and expenses..........................................           500.00
        Fees of Plan Administrator..........................................             0.00
        Miscellaneous.......................................................         1,000.00
                                                                               --------------

                Total.......................................................        19,175.00
                                                                               ==============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (DGCL) permits the Board of Directors of Occidental to indemnify any person against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of Occidental, as the case may be, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the Securities Act). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Occidental's Restated Certificate of Incorporation, as amended, provides for the indemnification of its directors and officers to the fullest extent permitted by the DGCL. Occidental has also entered into indemnification agreements with each director and certain officers providing for additional indemnification. Additionally, Article VIII of Occidental's By-laws provides that Occidental shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, Occidental has insurance policies that provide liability coverage to directors and officers while acting in such capacities.

     The directors and officers of Occidental are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.


ITEM 16.  EXHIBITS

 3.(i) Restated Certificate of Incorporation of Occidental, dated November 12, 1999 (incorporated by reference to Exhibit 3.(i) to the Annual Report on Form 10-K of Occidental for the fiscal year ended December 31, 1999).

 3.(ii)   By-laws of Occidental, as amended through April 30, 1999 (filed as
          Exhibit 3.(ii) to the Registration Statement on Form S-8 of Occidental, File No. 333-78031).

 5.1      Opinion of Linda S. Peterson, Esq.

23.1      Consent of Linda S. Peterson, Esq. (Included in Exhibit 5.1).

23.2      Consent of Arthur Andersen LLP.

24.1      Power of Attorney (Reference is hereby made to page __).


ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Donald
P. de Brier, Robert E. Sawyer and Linda S. Peterson his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, here ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Occidental Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 12, 2001.


                                              OCCIDENTAL PETROLEUM CORPORATION


                                              By:     /s/ RAY R. IRANI
                                                 -------------------------------
                                                          Ray R. Irani
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                         DATE

       /s/ RAY R. IRANI                 Chairman of the Board of             February 12, 2001
-----------------------------------        Directors and Chief Executive
           Ray R. Irani                    Officer


      /s/ STEPHEN I. CHAZEN             Executive Vice President -           February 12, 2001
-----------------------------------        Corporate Development
          Stephen I. Chazen                and Chief Financial Officer


  /s/ SAMUEL P. DOMINICK, JR.           Vice President and Controller        February 12, 2001
-----------------------------------        (Chief Accounting Officer)
        Samuel P. Dominick, Jr.


     /s/ RONALD W. BURKLE               Director                             February 12, 2001
-----------------------------------
         Ronald W. Burkle


                                        Director                             February 12, 2001
-----------------------------------
          John S. Chalsty


    /s/ EDWARD P. DJEREJIAN             Director                             February 12, 2001
-----------------------------------
        Edward P. Djerejian


       /s/ JOHN E. FEICK                Director                             February 12, 2001
-----------------------------------
           John E. Feick


       /s/ J. ROGER HIRL                Director                             February 12, 2001
-----------------------------------
           J. Roger Hirl


     /s/ DALE R. LAURANCE               Director                             February 12, 2001
-----------------------------------
         Dale R. Laurance


     /s/ IRVIN W. MALONEY               Director                             February 12, 2001
-----------------------------------
         Irvin W. Maloney


      /s/ RUDOLFO SEGOVIA               Director                             February 12, 2001
-----------------------------------
          Rudolfo Segovia


        /s/ AZIZ SYRIANI                Director                             February 12, 2001
-----------------------------------
            Aziz Syriani


      /s/ ROSEMARY TOMICH               Director                             February 12, 2001
-----------------------------------
          Rosemary Tomich

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------

  3.(i) Restated Certificate of Incorporation of Occidental, dated November 12, 1999 (incorporated by reference to Exhibit 3.(i) to the Annual Report on Form 10-K of Occidental for the fiscal year ended December 31, 1999).

  3.(ii)   By-laws of Occidental, as amended through April 30, 1999 (filed as
           Exhibit 3.(ii) to the Registration Statement on Form S-8 of Occidental, File No. 333-78031).

  5.1      Opinion of Linda S. Peterson, Esq.

 23.1      Consent of Linda S. Peterson, Esq. (Included in Exhibit 5.1).

 23.2      Consent of Arthur Andersen LLP.

 24.1      Power of Attorney (Reference is hereby made to page II-4).